FREEDMAN & GOLDBERG

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

STATEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Parallax Health Sciences, Inc.

On March 4, 2020, the Governor of the State of California issued an Executive Order N-33-20 to proclaim a State of Emergency to exist in California as a result of the threat of COVID-19.

As a result of this executive order and its impact of Parallax Health Sciences, Inc.’s operations, Freedman & Goldberg, C.P.A.s, P.C. were not able to obtain the required audit support on a timely manner and we are unable to complete our audit of the financial statements of Parallax Health Sciences, Inc. as of and for the year ended December 31, 2019 by March 30, 2020.

We are expecting to complete our audit by April 30, 2020.

/s/ Freedman & Goldberg, CPAs

Farmington Hills, Michigan

March 30, 2020

31150 Northwestern Highway, Suite 200, Farmington Hills, Michigan 48334 (248) 626-2400 Fax (248) 626-4298

2444 East Hill Road, Grand Blanc, Michigan 48439 (810) 694-0336 Fax (810) 694-9789

Website: freedmangoldberg.com